UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2021

APARTMENT INCOME REIT CORP.

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Apartment Income REIT Corp.)	1-39686	84-1299717
Delaware (AIMCO Properties, L.P.)	0-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1700, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE

 (Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Income REIT Corp. Class A Common Stock	AIRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.  ☐

ITEM 1.01.Entry into a Material Definitive Agreement.

On April 14, 2021, AIMCO Properties, L.P., a Delaware limited partnership (“AIR OP”), and Apartment Income REIT Corp., a Maryland corporation, AIR REIT Sub 1, LLC, a Delaware limited liability company, AIR REIT Sub 2, LLC, a Delaware limited liability company, AIMCO SUBSIDIARY REIT I, LLC, a Delaware limited liability company, and AIMCO/Bethesda Holdings, Inc., a Delaware corporation, collectively as guarantors of AIR OP’s obligations thereunder, entered into a credit agreement (the “Credit Agreement”) with the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), swingline loan lender and letter of credit issuing lender.

The Credit Agreement provides for the following unsecured credit facilities: (i) a $600,000,000 revolving credit facility (the “Revolving Credit Facility”), including a $100,000,000 swingline loan sub-facility and a $100,000,000 letter of credit sub-facility, (ii) a $150,000,000 term loan facility maturing on December 15, 2023 (the “Term Loan A Facility”), (iii) a $300,000,000 term loan facility maturing on December 15, 2024 (the “Term Loan B Facility”), (iv) a $150,000,000 term loan facility maturing on December 15, 2025 (the “Term Loan C Facility”), and (v) a $200,000,000 term loan facility maturing on April 14, 2026 (the “Term Loan D Facility” and, together with the Term Loan A Facility, the Term Loan B Facility and the Term Loan C Facility, the “Term Loan Facilities”). AIR OP may from time to time request incremental commitments under the Revolving Credit Facility or new term loan commitments in an aggregate principal amount of $500,000,000, subject to the satisfaction of customary conditions. AIR OP also may terminate or, from time to time, reduce the aggregate amount of commitments under the Revolving Credit Facility, subject to the terms set forth in the Credit Agreement. The commitments under the Revolving Credit Facility (the “Revolving Credit Commitments”) expire on April 14, 2025, and may be extended at the option of AIR OP by up to two six-month periods, subject to the satisfaction of customary conditions. The maturity date of the loans made pursuant to the Term Loan A Facility may be extended for two 12-month periods and the maturity date of the loans made pursuant to the Term Loan B Facility may be extended for one 12-month period, each at the option of AIR OP and subject to the satisfaction of customary conditions.

Revolving loans (other than swingline loans) made under the Revolving Credit Facility and the term loans outstanding under the Term Loan Facilities will bear interest, at the option of AIR OP, at a per annum rate equal to either LIBOR or a base rate, plus in each case an applicable margin as set forth in a ratings-based pricing grid in the Credit Agreement.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including financial ratio maintenance covenants. The Credit Agreement also contains customary events of default.

The description of the Credit Agreement above does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 7.01.	Regulation FD.

On April 14, 2021, Apartment Income REIT Corp. issued a press release announcing the closing of the Credit Agreement described above, first quarter 2021 leasing results, and increased 2021 guidance.

A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01. Financial Statements and Exhibits.

       (d) Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated as of April 14, 2021, by and among Apartment Income REIT Corp., AIR REIT Sub 1, LLC, AIR REIT Sub 2, LLC, AIMCO SUBSIDIARY REIT I, LLC, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., the lenders party thereto and PNC Bank, National Association, as administrative agent.

99.1	Press release dated April 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 15, 2021

APARTMENT INCOME REIT CORP.

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.
By AIMCO-GP, Inc., its general partner
/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer